Exhibit 99.1

FOR IMMEDIATE RELEASE

FCC GRANTS MILESTONE EXTENSION TO ICO

Reston, VA – Monday, February 5, 2007 – ICO Global Communications (Holdings) Limited (“ICO”) (NASDAQ:  ICOG) today announced that the Federal Communications Commission (“FCC”) has granted ICO’s request for milestone extensions in connection with the construction and launch of ICO G1, the company’s geostationary satellite for ICO North America.

“We are extremely pleased to receive this milestone extension, and we thank the FCC for their timely consideration of our request,” commented Tim Bryan, ICO’s CEO.  “We have expended over $310 million so far on our satellite and launch programs alone for ICO G1, and millions more on our terrestrial, device, and radio layer activities.  We are grateful that we can continue our work to bring next-generation satellite services to the nation as soon as possible.”

The text of the milestone extension can be accessed through ICO’s public filings at www.ico.com or www.sec.gov, as an attachment to ICO’s Form 8-K dated February 5, 2007.

ICO Global Communications (Holdings) Limited (www.ico.com) is a next-generation satellite communications company based in Reston, Virginia. ICO is developing an advanced hybrid system, combining both satellite and terrestrial communications capabilities, in order to offer wireless voice, data, video, and Internet services on mobile and portable devices.

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For More Information:

Teresa Fausti
425-828-8018